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                                                                   Exhibit 10.4
                                      NOTE


$3,000,000                                                    November 17, 1999


                 SPINCYCLE, INC., a Delaware corporation ("Borrower"), for value received, hereby promises to pay to the order of Alliance Laundry Systems LLC ("Alliance"), the principal sum of Three Million and No/100 Dollars ($3,000,000), together with interest on the unpaid principal amount hereunder from time to time from the date hereof until paid, all as set forth below.

                 Upon the occurrence of any Event of Default (hereinafter defined), the outstanding principal balance of this Note shall bear interest payable on demand, at the "Default Rate" (as such term is defined in the Loan Agreement).

                 All payments of principal and interest on this Note shall be payable in lawful money of the United States of America. In no event shall the interest payable exceed the highest rate permitted by law. Principal and interest shall be paid to Alliance at its office at Alliance Laundry Systems LLC, Shepard Street, P.O. Box 990, Ripon, WI 54971-0990, or at such other place as the holder of this Note may designate in writing to Borrower. All payments hereunder shall be applied as provided in the Loan Agreement. In determining Borrower's liability to Alliance hereunder, the books and records of Alliance shall be controlling absent arithmetic or manifest error.

                 This Note evidences certain indebtedness incurred under the Loan and Security Agreement, dated as of the date hereof, between Borrower and Alliance, to which reference is hereby made for a statement of the terms and conditions under which the due date of this Note or any payment thereon may be accelerated or is automatically accelerated, or under which this Note may be prepaid or is required to be prepaid. All capitalized terms used herein shall, unless otherwise defined herein, have the meanings set forth in the Loan Agreement. The holder of this Note is entitled to all of the benefits provided in said Loan Agreement and the Loan Documents referred to therein. Borrower agrees to pay all costs of collection and all reasonable attorneys' fees paid or incurred in enforcing any of Alliance's rights hereunder promptly on demand of Alliance and as more fully set forth in the Loan Agreement.

                 Accrued interest shall be paid monthly on this Note beginning on December 1, 1999 and on the first Business Day (as defined in the Loan Agreement) of each month thereafter through September 1, 2001.

                 Provided that no Event of Default exists on September 30, 2001, this Note shall be repaid in immediately available funds in sixty (60) monthly installments of principal and interest calculated in the manner set forth below. The first such monthly installment shall be due


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and payable on October 1, 2001, and subsequent monthly installments shall be due and payable on the first Business Day of each and every month thereafter. The principal portion of each of the first fifty-nine (59) installments shall equal Fifty Thousand Dollars ($50,000). The interest portion of each installment shall equal interest at the Interest Rate on the unpaid principal balance of this Note as in effect from time to time.

                  If an Event of Default exists on September 30, 2001 or if Borrower is not otherwise in compliance with all terms and conditions of the Loan Agreement on such date, then the entire unpaid principal balance of this Note, together with all accrued interest and other charges thereon, shall be immediately due and payable.

                  Notwithstanding anything herein to the contrary, if not sooner paid, the sixtieth (60th) monthly installment, which shall equal the remaining unpaid principal balance of this Note, together with all accrued interest and all other sums due and owing, shall be due and payable in full on September 1, 2006 (the "Maturity Date").

                  This Note shall bear interest at a variable rate per annum equal to the Reference Rate (hereinafter defined) plus one percent (1.00%) (the "Interest Rate"), with changes in the Interest Rate being effective immediately upon any change in the Reference Rate and without notice. The term "Reference Rate" shall mean the variable per annum rate of interest announced from time to time by LaSalle Bank National Association ("Bank") at its corporate headquarters in Chicago, Illinois, as its prime or equivalent rate. The Reference Rate is one of Bank's index rates and merely serves as a basis under which effective rates of interest are calculated for loans making reference thereto and may not be the lowest or best rate at which Bank calculates interest or extends credit.

                  This Note may be prepaid in whole or in part in accordance with the terms of the Loan Agreement.

                  Except as set forth in the Loan Agreement, the Borrower, endorsers and all other parties to this Note waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Loan Agreement. In any action on this Note, Alliance or its assignee need not file the original of this Note, but need only file a photocopy of this Note certified by Alliance or such assignee to be a true and correct copy of this Note.

                  This is the Note referred to in the Loan Agreement. This Note is secured by, among other things, a security interest in the Collateral granted to Alliance pursuant to the Loan Agreement and the other Loan Documents.

                  No delay on the part of Alliance in exercising any right under this Note, any security agreement, guaranty or other undertaking affecting this Note, shall operate as a waiver


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of such right or any other right under this Note, nor shall any omission in exercising any right on the part of Alliance under this Note operate as a waiver of any other rights.

                  The occurrence of an Event of Default under the Loan Agreement (as such term is defined therein) shall constitute an Event of Default hereunder. Upon the occurrence of an Event of Default, the outstanding indebtedness evidenced by this Note, together with all accrued interest, shall be due and payable in accordance with the terms of the Loan Agreement, without notice to or demand upon the Borrower except as otherwise provided in the Loan Agreement, and Alliance may exercise all of its rights and remedies reserved to it under the Loan Agreement or applicable law.

                  If any provision of this Note or the application thereof to any party of circumstance is held invalid or unenforceable, the remainder of this Note and the application of such provision to other parties or circumstances will not be affected thereby and the provisions of this Note shall be severable in any such instance.

                  BORROWER HEREBY WAIVES ANY RIGHT BORROWER MAY NOW OR HEREAFTER HAVE TO SUBMIT ANY CLAIM, ISSUE OR DEFENSE ARISING HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS TO A TRIAL BY JURY.

                  This Note shall be deemed to have been made under and shall be governed in accordance with the internal laws and not the conflict of law rules of the State of Illinois.

                  IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized officer as of the date first above written.

                                                     SPINCYCLE, INC.



                                                     By: /s/   Tim Yost
                                                        ------------------------
                                                     Title:    Vice President

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